Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Meridian Bioscience, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2006 (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Motto William J. Motto Chairman of the Board and Chief Executive Officer August 9, 2006

/s/ Melissa Lueke Melissa Lueke Vice President and Chief Financial Officer August 9, 2006